Exhibit 10.1

FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT AND JOINDER AGREEMENT, dated as of May

6, 2022 (this “Agreement”), by and among:

(1)          STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP., a Delaware corporation (together with its successors and assigns in such capacity, the “Borrower”);

(2)          (i) EXISTING LENDERS constituting Majority Lenders, and (ii) NEW LENDERS PARTY HERETO (as defined herein); and

(3)          WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK), as the Agent (as defined herein);

Borrower, Webster Bank, N.A. (f/k/a Sterling National Bank), as the collateral agent and administrative agent (in such capacities, the “Agent”) and the lenders party thereto as of the date hereof (the “Existing Lenders”) are party to that certain Loan and Servicing Agreement, dated as of July 2, 2021 (as amended, amended and restated, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Loan and Servicing Agreement.

The Borrower, Existing Lenders constituting Majority Lenders and the Agent have agreed to amend the Loan and Servicing Agreement as set forth herein, including an increase in the Commitments thereunder.

The lenders listed on the signature pages attached hereto as “New Lenders” (the “New Lenders”) desire to become parties to the Loan and Servicing Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        Amendments to Loan and Servicing Agreement. As of the Effective Date (defined below), the Loan and Servicing Agreement is amended as follows:

(a)          The following defined term is hereby added in its proper alphabetical order in Section 1.01(b) of the Loan and Servicing Agreement:

“First Amendment Effective Date” means May 6, 2022.

(b)          The definition of “Adjusted Assigned Value” set forth in Section 1.01(b) of the Loan and Servicing Agreement is amended by amending and restating clause (1) thereof to read as follows:

(1)
with respect to any Assigned Value Adjustment Event under clauses (iv) through (vii) of the definition thereof, the Adjusted Assigned Value shall be an amount equal to the Assigned Value of such Loan Asset prior to such Assigned Value Adjustment Event times the Assigned Value Adjustment Factor thereof; and

(c)          The definition of “Aggregate Commitments” set forth in Section 1.01(b) of the Loan and Servicing Agreement is amended by adding the following new sentence at the end thereof:

The Aggregate Commitments on the First Amendment Effective are set forth in Schedule 1.01(a) as in effect on such date and equal $125,000,000.

(d)          The definition of “Assigned Value Adjustment Event” set forth in Section 1.01(b) of the Loan and Servicing Agreement is amended by amending and restating clauses (i) through (iii) thereof to read as follows:

(i)         the failure to report the test of the Cash Interest Coverage Ratio under the Loan Agreement as of the most recent fiscal quarter of such Obligor in the most recent Quarterly Servicing Report, or the Cash Interest Coverage Ratio (as reported in such Quarterly Servicing Report) (a) declines to 75.0% of the applicable Original Cash Interest Coverage Ratio, and (b) is less than 1.50 to 1.00;

(ii)        with respect to any First Lien Loan Asset or First Lien Last Out Loan Asset, the failure to report the test of the Senior Net Leverage Ratio under the Loan Agreement as of the most recent fiscal quarter of such Obligor in the most recent Quarterly Servicing Report, or the Senior Net Leverage Ratio (as reported in such Quarterly Servicing Report)

(a) increases by 0.75 times as compared to the applicable Original Senior Net Leverage Ratio, and (b) is greater than 4.00 to 1.00;

(iii)       with respect to any Second Lien Loan Asset, the failure to report the test of the Total Net Leverage Ratio under the Loan Agreement as of the most recent fiscal quarter of such Obligor in the most recent Quarterly Servicing Report, or the Total Net Leverage Ratio (as reported in such Quarterly Servicing Report) (a) increases by 0.50 times as compared to the applicable Original Total Net Leverage Ratio, and (b) is greater than 4.25 to 1.00;

(e)          The definition of “Assigned Value Adjustment Factor” set forth in Section 1.01(b) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

“Assigned Value Adjustment Factor”: means (a) with respect to an Assigned Value Adjustment Event of the types described in clause (iv) in the definition thereof, 80%; (b) with respect to an Assigned Value Adjustment Event of the types described in clause (v) in the definition thereof, 85%; provided, that with respect to any Material Modification under clause (i) or (ii) of the definition thereof, the Assigned Value Adjustment Factor under this clause (b) shall be automatically and immediately reduced to (x) 42.5% on the date that is six-months after the occurrence of Assigned Value Adjustment Event, and (y) 0% on the one-year anniversary of such Assigned Value Adjustment Event, (c) with respect to an Assigned Value Adjustment Event of the types described in clause (vi) in the definition thereof, 0%, and (d) with respect to an Assigned Value Adjustment Event of the types described in clause (vii) in the definition thereof, 75%;

(f)          The definition of “Maximum Facility Amount” set forth in Section 1.01(b) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

“Maximum Facility Amount” means the Aggregate Commitments as then in effect, which amount on the Closing Date shall equal the Initial Commitment and may be increased pursuant to Section 2.18 to $250,000,000; provided that at all times after the Revolving Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

(g)          Section 2.18(a)(ii) of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

(ii)          immediately after giving effect to such Commitment Increase, the Aggregate Commitments shall not exceed $250,000,000;

(h)         All references in the Loan and Servicing Agreement to “Sterling National Bank” shall be amended and restated to read “Webster Bank, N.A. (f/k/a Sterling National Bank)”

(i)          The notice information for the initial Lender, the Administrative Agent and the Collateral Agent set forth in Section 10.02 of the Loan and Servicing Agreement is amended and restated in its entirety to read as follows:

If to the initial Lender, the Administrative Agent and the Collateral Agent:	Webster Bank, N.A. 360 Hamilton Ave, 7th Floor White Plains, NY 10601 Attention: Andrew Shuster Managing Director – Head of Lender Finance Telephone No.: 212-757-8065 Email: ashuster@websterbank.com

With a copy to:	Webster Bank, N.A. One Jericho Plaza Jericho, NY 11753 Attention: Meredith Kaye-Rosen/Myriam Ferguson Telephone No.:845-917-5579/516-327-7704 Email: mkaye@websterbank.com ; mferguson2@websterbank.com

With a copy to:	King & Spalding LLP 1185 Avenue of the Americas New York, New York 10036 Attention: Terry D. Novetsky, Esq. email: tnovetsky@kslaw.com

(j)           Schedule 1.01(a) of the Loan Agreement is amended and restated to read as set forth on Schedule 1.01(a) hereto, after giving effect to the Joinder of the New Lenders set forth in Section 2 hereof.

SECTION 2.        Joinder.

(a)          From and after the Effective Date, each New Lender shall be a Lender party to the Loan and Servicing Agreement for all purposes thereof with a Commitment as set forth on Schedule 1.01(a) hereto.

(b)        Each New Lender confirms to and agrees with the Agent and the other Lender(s) as follows: (i) none of the Agent and the other Lender(s) makes any representation or warranty or assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Loan and Servicing Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan and Servicing Agreement or any other instrument or document furnished pursuant thereto, or the Collateral or the financial condition of the Borrower, or the performance or observance by the Borrower of any of their respective obligations under the Loan and Servicing Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto; (ii) each New Lender confirms that it has received a copy of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) each New Lender will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan and Servicing Agreement; (iv) each New Lender appoints and authorizes the Agent and the Collateral Custodian, as applicable, to take such action as agent on its behalf and to exercise such powers under the Loan and Servicing Agreement as are delegated to the Agent and the Collateral Custodian, as applicable, by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with the Loan and Servicing Agreement; (v) the representations and warranties set forth in Section 4.03 of the Loan and Servicing Agreement as to each New Lender is true and correct; and (vi) each New Lender agrees (for the benefit of the parties hereto and the other Lender(s)) that it will perform in accordance with their terms all of the obligations which by the terms of the Loan and Servicing Agreement are required to be performed by it as a Lender.

(c)          In addition, each New Lender certifies that (i) it is an Eligible Assignee and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such investments, (ii) it has had the opportunity to ask questions of and receive answers from the Borrower concerning its joinder and all matters relating thereto or any additional information deemed necessary to its decision to enter into this Agreement, (iii) it is agreeing to provide such Commitment and/or a portion of the Advances for investment for its own account and not with a view to any distribution (but without prejudice to its right at all times to sell or otherwise dispose of such Commitment and/or a portion of the Advances in accordance with clause (v) below), (iv) it has not offered or sold such Commitment and/or a portion of the Advances to, or solicited offers to buy such Commitment and/or a portion of the Advances from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Securities Act (to the extent applicable), (v) it will not sell, transfer or otherwise dispose of such Commitment and/or a portion of the Advances unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Securities Act or is exempt from such registration requirements, (2) the purchaser or transferee thereof has executed and delivered to Agent and Borrower a certificate to substantially the same effect as this section, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Loan and Servicing Agreement, (vi) it is not acquiring such Commitment and/or a portion of the Advances, directly or indirectly, for or on behalf of an employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any entity, the assets of which would be deemed plan assets under Section 3(42) of ERISA and the Department of Labor regulations set forth at 29 C.F.R. §2510.3–101; unless Prohibited Transaction Class Exemption (“PTCE”) 84–14, PTCE 90–1, PTCE 91–38, PTCE 95–60 or PTCE 92– 23 or some other applicable prohibited transaction exemption is applicable such that the acquisition and holding of such Commitment and/or a portion of the Advances will not constitute or result in a non- exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code and (vii) it is a U.S. Person, as such term is defined in Section 7701(a)(30) of the Code.

(d)          The administrative information with respect to each New Lender has been delivered to the Agent.

(e)          This Agreement shall be deemed a Joinder Supplement and a Transferee Letter under the Loan and Servicing Agreement.

SECTION 3.        Reallocations.

(a)         On the date hereof, after giving effect to the amendments set forth in Section 1 and the joinders set forth in this Section 2, the New Lenders and each Existing Lender agreeing to increase it Commitment shall each make a payment to the Agent for the account of the other Existing Lenders, in an amount calculated by the Agent, so that after giving effect to such payment by the applicable Lenders and to the distribution thereof to the applicable Lenders, the Advances are held ratably by the Lenders in accordance with the respective Commitments of such Lenders.

SECTION 4.      Conditions Precedent. This Agreement, the amendments set forth in Section 1 and the joinders set forth in Section 2, and the obligations of the Lenders hereunder shall become effective on and as of the date hereof upon satisfaction of the following conditions precedent, as determined in the sole discretion of, or waived by, the Administrative Agent:

(a)          counterparts of this Agreement shall have been duly executed by, and delivered to, the parties hereto and thereto, each in form and substance reasonably satisfactory to the Agent;

(b)         the Agent shall have received:

(i)         a certificate of an officer of the Borrower, dated the date of this Agreement, certifying (or in the case of (i) and (ii) certifying that the information contained in the certificate delivered on the Closing Date remains accurate) (i) the names and true signatures of the incumbent officers of the Borrower authorized to sign on behalf of the Borrower each of the Transaction Documents to which it is a party (on which certificate the Administrative Agent, the Lenders, and the Collateral Agent may conclusively rely until such time as the Administrative Agent and the Lenders shall receive from the Borrower a revised certificate meeting the requirements of this paragraph (b)(i)), (ii) that the copy of the certificate of formation and the Operating Agreement of the Borrower are complete and correct, and that such certificate of formation and the Operating Agreement have not been amended, modified or supplemented other than as attached thereto and are in full force and effect, and (iii) the authorization document of the board of directors approving and authorizing the execution, delivery and performance by such Person of this Agreement;

(ii)        a good standing certificate, dated as of a recent date for the Borrower, issued by the Secretary of State of the State of Delaware; and

(iii)       a legal opinion delivered by Lowenstein Sandler LLP, as counsel to the Borrower, reasonably acceptable to the Administrative Agent and addressed to the Agent, the Existing Lenders, and the New Lenders.

(c)          the Agent shall have received all fees due pursuant to Administrative Agent Fee Letter (it being agreed that the increase in the Aggregate Commitments pursuant to this Agreement shall be deemed to be a Commitment Increase, and the effective date of this Agreement being the Commitment Increase Date, for all purposes thereunder); and

(d)         all reasonable and documented up-front expenses and fees (including the reasonable and documented legal fees of outside counsel, any fees required under the Fee Letters) that have been invoiced shall have been paid in full.

SECTION 5.        Representations   and   Warranties   of the Borrower.The Borrower hereby represents and warrants that:

(a)         The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority necessary to own and service the Loan Assets and the Collateral and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(b)        The Borrower (i) has the power, authority and legal right to (x) execute and deliver this Agreement; and (y) perform and carry out the terms of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement and the transactions contemplated thereby, and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement.

(c)         This Agreement has been duly executed and delivered by the Borrower and this Agreement and the Loan and Servicing Agreement as supplemented by this Agreement constitute the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the enforceability hereof and thereof may be limited by Bankruptcy Laws and by general principles of equity.

(d)         No consent of any other party and no consent, license, approval or authorization of, or registration or declaration with, any Governmental Authority, bureau or agency is required in connection with the execution, delivery or performance by the Borrower of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement or the validity or enforceability of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, other than such as have been met or obtained and are in full force and effect, in each case, other than those consents, approvals, registrations, filings or actions the failure of which to obtain or make could not reasonably be expected to materially impact the rights and remedies of the Collateral Agent, the Administrative Agent, any Lender and the Secured Parties with respect to matters arising under this Agreement or any other Transaction Document or the ability of any of the Borrower to perform its obligations under this Agreement or any other Transaction Document to which it is a party.

(e)         The execution, delivery and performance of this Agreement, the Loan and Servicing Agreement as supplemented by this Agreement, and all other agreements and instruments executed and delivered or to be executed and delivered pursuant hereto or thereto will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Borrower’s certificate of formation or the Operating Agreement, (ii) result in the creation or imposition of any Lien on the Collateral other than Permitted Liens, (iii) violate any Applicable Law in any material respect, or (iv) violate any contract or other agreement to which the Borrower is a party or by which the Borrower or any property or assets of the Borrower may be bound.

(f)         There is no litigation, proceeding or investigation pending or, to the knowledge of the Borrower, threatened in writing against the Borrower or any properties of the Borrower, before any Governmental Authority (i) asserting the invalidity of this Agreement or the Loan and Servicing Agreement as supplemented by this Agreement, or (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Borrower is a party.

(g)         No Unmatured Event of Default or Event of Default shall have occurred and be continuing on the date hereof or shall result from the transactions contemplated hereby;

(h)         The representations and warranties contained in this Agreement and the other Transaction Documents are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the date hereof as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

SECTION 6.        Consent and Reaffirmation.

(a)         (x) The Borrower (i) agrees that, the Loan and Servicing Agreement and each other Transaction Document continue to be in full force and effect and all of the covenants and agreements and other provisions contained in the Loan and Servicing Agreement (as supplemented hereby) and each other Transaction Document are hereby ratified and confirmed in all respects and shall remain in full force and effect in accordance with their terms from and after the date hereof, (ii) acknowledges that the term “Obligations” include any and all Advances made now or in the future in respect of the increased Commitment and all interest and other amounts owing in respect thereof under the Transaction Documents, and (iii) confirms and ratifies its collateral assignment and pledge to the Collateral Agent, on behalf of the Secured Parties, and grant of a security interest to the Collateral Agent, on behalf of the Secured Parties, in all of the Borrower’s right, title and interest in, to and under (but none of the obligations under) all of the Collateral, whether now existing or hereafter arising or acquired by the Borrower, and wherever the same may be located, to secure the prompt and complete payment in full when due, whether at stated maturity, by lapse of time, acceleration or otherwise, of the Obligations (as supplemented hereby) due or to become due, direct or indirect, or absolute or contingent, and the performance by the Borrower of all of the covenants and obligations to be performed by it pursuant to the Loan and Servicing Agreement and each other Transaction Document, whether now or hereafter existing, all as provided in the Transaction Documents as originally executed (and supplemented hereby).

(b)         On the Effective Date, each reference in the Loan and Servicing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan and Servicing Agreement as modified by this Agreement and each reference in any other Transaction Document shall mean the Loan and Servicing Agreement as modified hereby.

(c)          This Agreement is a Transaction Document under the Loan and Servicing Agreement.

SECTION 7.       Expenses. Pursuant to Section 10.07 of the Loan and Servicing Agreement, the Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented outside counsel fees and expenses) of the Agent in connection with the preparation, execution, delivery, and administration of this Agreement and the other documents entered into in connection herewith.

SECTION 8.       Counterparts.  This Agreement may be executed in any number of counterparts  and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by e-mail in portable document format (.pdf) or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.       GOVERNING LAW; JURY WAIVER.  THIS AGREEMENT SHALL, IN ACCORDANCE  WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

SECTION 10.      Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:

STAR MOUNTAIN LOWER MIDDLE-MARKET CAPITAL CORP.

By:	/s/ Brett A. Hickey
Name: Brett A. Hickey
Title: Authorized Signatory

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature Page to
FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT AND JOINDER AGREEMENT]

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT:

WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK)

By:	/s/ Andrew Shuster
Name: Andrew Shuster
Title: Managing Director

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

[Signature  Page to
FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT AND JOINDER AGREEMENT]

EXISTING LENDER:

WEBSTER BANK, N.A. (f/k/a STERLING NATIONAL BANK)

By:	/s/ Andrew Shuster
Name: Andrew Shuster
Title: Managing Director

[Signature Page to
FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT AND JOINDER AGREEMENT]

EXISTING LENDER:

BLUE RIDGE BANK

By:	/s/ Andrea C Stover
Name: Andrea C Stover
Title: SVP

[Signature Page to
FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT AND JOINDER AGREEMENT]

NEW LENDER:

FORBRIGHT BANK

By:	/s/ Kenneth Elias
Name: Kenneth Elias
Title: President, Specialty Lending

[Signature Page to
FIRST AMENDMENT TO LOAN AND SERVICING AGREEMENT AND JOINDER AGREEMENT]

NEW LENDER:

FIRST FOUNDATION BANK

By:	/s/ Aric Graham
Name: Aric Graham
Title: SVP

[Signature Page to
FIRST AMENDMENT TO lOAN AND SERVICING AGREEMENT AND JOINDER AGRHMENT]

SCHEDULE 1.01(a)
Commitments

Lender	Commitment	Percentage
Webster Bank, N.A. (f/k/a Sterling National Bank)	$62,500,000	50.00%
Forbright Bank	$17,500,000	14.00%
Blue Ridge Bank	$15,000,000	12.00%
Investors Bank	$15,000,000	12.00%
First Foundation Bank	$15,000,000	12.00%
TOTAL	$125,000,000.00